Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-07589, No. 333-31105, No. 333-83235, and No. 333-126876 each on Form S-8, of our report dated March 10, 2011 on our audits of the consolidated financial statements of Heritage Oaks Bancorp and Subsidiaries appearing in this Annual Report on Form 10-K.

/s/ Vavrinek, Trine, Day & Co., LLP

Rancho Cucamonga, California

March 10, 2011

114